UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                       __________________________________

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                       __________________________________


                                 DATE OF REPORT

                (DATE OF EARLIEST EVENT REPORTED):  MAY 28, 1996


                      CERTIFIED GROCERS OF CALIFORNIA, LTD.

               (Exact Name of Registrant as Specified in Charter)



         CALIFORNIA
       (State or Other            0-10815         95-0615250
       Jurisdiction of          (Commission      (IRS Employer
       Incorporation)           File Number)     Identification No.)



                             2601 S. EASTERN AVENUE

                         LOS ANGELES, CALIFORNIA  90040

                    (Address of Principal Executive Offices)


                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE:  (213) 723-7476











                                  Page 1 of 38
                             Exhibit Index on Page 9



       Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

                 Pursuant to a Stock Purchase Agreement dated as of May 28, 1996, by and between Grocers Specialty Company, a California corporation and a wholly-owned subsidiary of the Registrant ("GSC"), and RHL Management Group, Inc., a Delaware corporation ("RHL"), GSC sold to RHL 10,000 shares of Common Stock of Hawaiian Grocery Stores, Limited, a Hawaiian corporation ("HGS"), representing all the issued and outstanding Common Stock of HGS. GSC retained its ownership of 1,000 shares of preferred stock of HGS. In connection with this transaction, GSC was granted certain rights of first refusal, co-sale and pre-emptive rights with respect to the capital stock of HGS. In addition, GSC holds a warrant to purchase shares equal to 20% of the Common Stock of HGS on a fully-diluted basis at an aggregate exercise price of $500,000. HGS executed a secured promissory note in favor of GSC in the amount of $5,300,000, which amount represents prior indebtedness of HGS to the Registrant and its affiliates. Additionally, the Registrant and HGS entered into a supply agreement pursuant to which the Registrant has agreed to sell food products and nonfood items to HGS. The consideration paid in connection with the above-described transaction consisted of cash in the amount of $2,425,387, which amount was determined by arms' length bargaining.


       Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                 AND EXHIBITS

            (a)  Not applicable.

            (b)  Pro Forma Financial Information.

                 The following unaudited pro forma condensed consolidated balance sheet was prepared assuming the transaction was consummated as of March 2, 1996, and the unaudited pro forma condensed consolidated statements of operations for the year ended September 2, 1995 and for the 26 weeks ended March 2, 1996, were prepared assuming the transaction was consummated as of September 4, 1994 and September 3, 1995, respectively. The information presented below should be read in conjunction with the other financial information of the Registrant included in the 1995 annual report on Form 10-K and the March 2, 1996 quarterly report on Form 10-Q. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of actual results that would have been achieved had these transactions been consummated on such dates, and are not necessarily indicative of future results.








                                  Page 2 of 38



             CERTIFIED GROCERS OF CALIFORNIA, LTD. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               AS OF MARCH 2, 1996
                             (dollars in thousands)

  ASSETS                                  Historical   Adjustments   Pro Forma
                                          ------------------------------------
  Current:
          Cash and cash equivalents        $   8,526  $  1,831  <Fa> $ 10,357
          Accounts and notes receivable      120,460    (5,430) <Fb>  115,030
          Inventories                        138,132    (5,859) <Fc>  132,273
          Prepaid expenses                     5,196      (172) <Fc>    5,024
          Deferred taxes                       2,850         0          2,850
                                           ----------------------------------
  Total current assets                       275,164    (9,630)       265,534

  Properties, at cost                        151,201    (1,638) <Fc>  149,563
          Less, accumulated depreciation     (79,754)    1,208  <Fc>  (78,546)
                                           -----------------------------------
                                              71,447      (430)        71,017
  Investments                                 26,359     1,000  <Fd>   27,359
  Notes receivable                            26,660     5,300  <Fe>   31,960
  Other assets                                11,657       (72) <Fc>   11,585
                                           ----------------------------------
     TOTAL ASSETS                           $411,287  $ (3,832)      $407,455
                                           ==================================
  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current:
          Accounts payable                 $  85,451  $ (3,645) <Fc> $ 81,806
          Accrued liabilities                 52,742      (553) <Fc>   52,189
          Notes payable                       11,642         0         11,642
          Patrons' excess deposits and
             estimated patronage dividends    15,267         0         15,267
                                           ----------------------------------
  Total current liabilities                  165,102    (4,198)       160,904

  Notes payable, due after one year          138,244         0        138,244
  Long-term liabilities                       13,334         0         13,334
  Commitments and contingencies
  Patrons' deposits and certificates:
     Patrons' required deposits               17,129         0         17,129
     Subordinated patronage dividend
      certificates                             6,553         0          6,553
  Shareholders' equity:
          Class A Shares                       5,350         0          5,350
          Class B Shares                      53,431         0         53,431
          Retained earnings                   12,110       366  <Ff>   12,476
          Net unrealized gain on appreciation
             of investments                       34         0             34
  Total shareholders' equity                  70,925       366         71,291
                                           ----------------------------------
  TOTAL LIABILITIES AND SHAREHOLDERS'
    EQUITY                                  $411,287  $ (3,832)      $407,455
                                            =================================




                                  Page 3 of 38

  [FN]
  <Fa> Gross sales proceeds of $2.4 million, less cash disposed of
       $0.6 million.
  <Fb> Decrease in trade receivables of $4.6 million related to HGS and
       $0.8 million, net related to the parent receivables.
  <Fc> Net book value of assets/liabilities sold related to HGS.
  <Fd> Preferred stock issued prior to the sale of HGS.
  <Fe> Note receivable from the sale of HGS.
  <Ff> Gain on sale of HGS of $366,000.


















































                                  Page 4 of 38
             CERTIFIED GROCERS OF CALIFORNIA, LTD. AND SUBSIDIARIES
       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                          26 WEEKS ENDED MARCH 2, 1996
                             (dollars in thousands)




                                           Historical   Adjustments  Pro Forma
                                           -----------------------------------
  Net sales                                $ 971,981  $ (29,630) <Fa> $942,351
  Costs and expenses:
     Cost of sales                           886,117    (27,666) <Fa>  858,451
     Distribution, selling and
       administrative                         68,266     (2,066) <Fa>   66,200
  Operating income                            17,598        102         17,700
  Interest expense                            (7,780)         -         (7,780)
  Other income, net                                          25  <Fb>       25
                                           -----------------------------------
  Earnings before patronage dividends and
     provision for income taxes                9,818        127          9,945
  Declared patronage dividends                (6,556)         -         (6,556)
                                           -----------------------------------
  Earnings before income tax provision         3,262        127          3,389
  Provision for income taxes                   1,160         46  <Fc>    1,206
                                              --------------------------------
  Net earnings                             $   2,102     $   81       $  2,183
                                           ===================================


  [FN]
  <Fa> The pro forma adjustments for sales, cost of sales, and distribution expenses reflect the elimination of HGS sales in the consolidated statements of earnings, offset by expected sales, cost of sales, and distribution expenses arising from Registrant's sales to HGS pursuant to the HGS purchase agreement.
  <Fb> Dividend income from preferred stock investment in HGS.
  <Fc> Tax effect of adjustments a through b at statutory rate.




















                                  Page 5 of 38

             CERTIFIED GROCERS OF CALIFORNIA, LTD. AND SUBSIDIARIES
       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                          YEAR ENDED SEPTEMBER 2, 1995
                             (dollars in thousands)




                                                              Unaudited
                                                       -----------------------
                                            1995                       1995
                                         (52 Weeks)                 (52 Weeks)
                                          Historical  Adjustments   Pro Forma
                                         -------------------------------------
  Net sales                               $1,822,804 $(54,912) <Fa> $1,767,892
  Costs and expenses:
     Cost of sales                         1,653,660  (50,546) <Fa>  1,603,114
     Distribution, selling and
      administrative                         141,947   (4,169) <Fa>    137,778
  Operating income                            27,197     (197)          27,000
  Interest expense                           (15,260)       0          (15,260)
  Other income, net                              509       50  <Fb>        559
                                          ------------------------------------
  Earnings before patronage dividends and
     provision for income taxes               12,446        0           12,446
  Declared patronage dividends               (11,571)                  (11,571)
                                          ------------------------------------
  Earnings before income tax provision           875     (147)             728
  Provision for income taxes                     106      (60) <Fc>         46
                                          ------------------------------------
  Net earnings                            $      769   $  (87)        $    682
                                          ====================================


  [FN]
  <Fa> The pro forma adjustments for sales, cost of sales, and distribution expenses reflect the elimination of HGS sales in the consolidated statements of earnings, offset by expected sales, cost of sales, and distribution expenses arising from Registrant's sales to HGS pursuant to the HGS purchase agreement.
  <Fb> Dividend income from preferred stock investment in HGS.
  <Fc> Tax effect of adjustments a through b at statutory rate.
















                                  Page 6 of 38

       (c)  Exhibits.


       Exhibit No.    Description of Exhibit
       -----------    ----------------------
           2          Stock Purchase Agreement dated as of May 28, 1996,
                      by and between Grocers Specialty Company, a California corporation, and RHL Management Group,
                      Inc., a Delaware corporation ("Purchase
                      Agreement"). (Schedules and Exhibits have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such Schedules and Exhibits are listed and described in the Purchase Agreement.
                      Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules and Exhibits.)









































                                  Page 7 of 38

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CERTIFIED GROCERS OF CALIFORNIA, LTD.



                                By:   /s/ Daniel T. Bane
                                     ----------------------------
                                     Daniel T. Bane
                                     Senior Vice President, Finance and
                                     Administration, and Chief Financial
                                     Officer


       Dated:  June 11, 1996








































                                  Page 8 of 38

                                 INDEX TO EXHIBITS

                                                                Sequentially
  Exhibit Number      Description of Exhibit                    Numbered Page
  --------------      ----------------------                    -------------
      2               Stock Purchase Agreement dated as of
                      May 28, 1996, by and between Grocers
                      Specialty Company, a California
                      corporation, and RHL Management Group,
                      Inc., a Delaware corporation
                      ("Purchase Agreement").  (Schedules
                      and Exhibits have been omitted
                      pursuant to Rule 601(b)(2) of
                      Regulation S-K.  Such Schedules and
                      Exhibits are listed and described in
                      the Purchase Agreement.  Registrant
                      hereby agrees to furnish supple-
                      mentally to the Securities and
                      Exchange Commission, upon its request,
                      any or all such omitted
                      Schedules and Exhibits.)                       10





































                                  Page 9 of 38

                                       EXHIBIT 2
                                       =========

                                 STOCK PURCHASE AGREEMENT
                                 ------------------------

                        This STOCK PURCHASE AGREEMENT (the "Agreement") is
              made as of May 28, 1996, by and between (1) RHL Management Group, Inc., a Delaware corporation ("Buyer"), and (2) Grocers Specialty Company, a California corporation ("Seller").

                                         RECITALS
                                         --------
                        A. Hawaiian Grocery Stores, Limited, a Hawaiian corporation (the "Company"), is a wholesale distributor of food products and nonfood items to independent and chain retail grocery markets in the State of Hawaii (the "Business").

                        B.   Seller is the beneficial and record owner of
              (1) 10,000 shares ("Shares") of common stock ("Common Stock") of the Company, (2) a Warrant dated May 18, 1996, to purchase up to 20% of the Common Stock of the Company (the "Warrant"), and (3) 1,000 shares of preferred stock ("Preferred Stock") of the Company.

                        C. Seller desires to sell and Buyer desires to purchase the Shares of Common Stock in accordance with the terms and conditions set forth in this Agreement.

                                         AGREEMENT
                                         ---------
                        NOW, THEREFORE, in consideration of the premises set
              forth above and the covenants set forth in this Agreement, and subject to the terms and conditions stated herein, Buyer and Seller hereby agree as follows:

                                         ARTICLE 1
                                PURCHASE AND SALE OF SHARES
                                ---------------------------
                        1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereinafter set forth, Seller hereby sells, and Buyer hereby purchases, the Shares of Common Stock free and clear of all liens and encumbrances (except for restrictions of general applicability imposed by federal and state securities laws).

                        1.2 PURCHASE PRICE. As full payment for the Shares of Common Stock and for Seller's agreements contained herein, Buyer hereby agrees to pay to Seller the sum of Two Million Four Hundred Twenty-Five Thousand Three Hundred Eighty-Seven United States Dollars (U.S. $2,425,387) (the "Purchase Price"), by wire transfer of immediately available funds or cashier's check, on the date of this Agreement. Seller hereby acknowledges receipt of the Purchase Price.

                                            -1-

                                   Page 10 of 38


                        1.3  DELIVERY.

                             (a) Concurrently with receipt of the Purchase Price, Seller hereby delivers to Buyer a certificate evidencing the Shares of Common Stock, together with a stock assignment separate from certificate duly executed in blank. Buyer hereby acknowledges receipt of such stock certificate and assignment.

                             (b) Seller shall also, promptly following the Closing, deliver to Buyer the original Minute Books, Stock Books and corporate seal of the Company and all assets of the Company in the possession of Seller.

                             (c)  The parties hereto agree that all other
                   actions have been taken, and all other documents have been duly executed and delivered, which are necessary to consummate all other transactions contemplated by this Agreement, other than such actions and documents as are to be taken or delivered at another date as specifically provided in this Agreement.

                        1.4 CLOSING. The closing of the transactions pro-vided for in this Article 1 (the "Closing") has occurred on the date of this Agreement at the offices of counsel for Seller, Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, 48th Floor, Los Angeles, California 90071.


                                         ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES OF SELLER
                         ----------------------------------------
                        Except as otherwise set forth in any Schedule
              specified in this Article 2 (such Schedules being hereinafter collectively referred to as the "Disclosure Schedule"), Seller hereby represents and warrants to Buyer as follows:

                        2.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii and has all requisite corporate power and corporate authority to own, lease and operate its assets, properties and Business and to carry on the Business as now being conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Business, financial condition or results of operations of the Company taken as a whole.

                        2.2 ARTICLES OF INCORPORATION AND BYLAWS. Seller has concurrently delivered to Buyer true and complete copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof. The minute books of the Company



                                            -2-

                                   Page 11 of 38


              accurately reflect all actions taken at all meetings and by consents in lieu of meetings of its stockholders, and all actions taken at all meetings and by consents in lieu of meetings of its board of directors and all committees.

                        2.3 CAPITALIZATION. The Company has an authorized capital stock consisting of 20,000 shares of Common Stock, without par value, of which 10,000 shares are issued and outstanding, and 1,000 shares of Preferred Stock, without par value, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of Common Stock and Preferred Stock are validly issued, fully paid and nonassessable. Except as set forth above in this Section 2.3, there are (a) no shares of Common Stock, Preferred Stock, or other equity securities of the Company outstanding, (b) no outstanding options, warrants or rights to purchase or acquire any Common Stock or Preferred Stock, except for the Warrant, and (c) except for the Warrant and the Rights Agreement (as described in Section 4.6 below), no contracts, commitments, understandings, arrangements or restrictions by which the Company is bound to issue additional shares of Common Stock or Preferred Stock or options, warrants or rights to purchase or acquire any additional shares of Common Stock or Preferred Stock.

                        2.4 TITLE TO SHARES. Seller owns (beneficially and of record) the Shares of Common Stock free and clear of all liens and encumbrances (other than restrictions of general applicability imposed by federal or state securities laws), and upon delivery of the Purchase Price on the date of this Agree-ment as herein provided, Buyer will acquire good and marketable title to the Shares of Common Stock, free and clear of any lien or encumbrance (other than such securities law restrictions).

                        2.5 SUBSIDIARIES. Except for Kauai Tobacco, Inc. (which is wholly-owned by the Company), the Company does not own or control any subsidiary and does not own any interest in any joint venture, corporation, partnership, or proprietorship.

                        2.6 FINANCIAL STATEMENTS. Seller has previously provided to Buyer a copy of the Company's unaudited balance sheet as of February 3, 1996, and the related statement of income for the period ended on such date (collectively the "Financial Statements"). Except for footnotes and normal year-end adjustments with respect to such statements, the Financial Statements are complete and correct, were prepared in accordance with the Company's books and records, and present fairly the financial condition of the Company.

                        2.7 NO UNDISCLOSED LIABILITIES. To the best of Seller's knowledge, the Company has no indebtedness, obligations, commitments or liabilities, accrued, absolute, contingent, threatened or otherwise (collectively, the "Liabilities"), including, but not limited to, employment or


                                            -3-

                                   Page 12 of 38


              product liability claims, which in the aggregate are material to the Business, financial condition or results of operations of the Company, except (a) Liabilities reserved on the February 3, 1996, balance sheet of the Company (the "Balance Sheet"), (b) Liabilities incurred in connection with the Company's continuing business, in the ordinary course of busi-ness and consistent with past practice since the date of the Balance Sheet ("Balance Sheet Date"), (c) Liabilities dis-closed in the attached Schedule 2.7 or disclosed elsewhere in the Disclosure Schedule, and (d) Liabilities arising from the Company's normal obligations under existing contracts.

                        2.8 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, to the best of Seller's knowledge, the Company has not, except as set forth on Schedule 2.8:

                             (a) entered into any material transaction, con-tract or commitment which is not in the ordinary course of business or which, in the exercise of business judgment, the Company had reason to believe would be materially adverse to the Business, financial condition or results of operations of the Company taken as a whole;

                             (b) waived or released any rights of material value, other than in the ordinary course of business;

                             (c)  made or granted any general or specific
                   wage or salary increase (other than in the ordinary course of business and consistent with existing policies and practices), entered into any written employment contract with any officer or employee, or made any loan of material value (excluding an advance for normal reimbursable business expenses) to, or entered into any similar trans-action with, any officer, director or employee of the Company;

                             (d) suffered any material adverse change in its financial condition or results of operations or in its assets, properties, Business or operations;

                             (e)  except for the Warrant, issued, sold or
                   otherwise disposed of any shares of Common Stock of the Company;

                             (f) declared or paid any cash dividend on, or made any cash distribution with respect to, any shares of the Common Stock of the Company;

                             (g) made any changes in the accounting methods or practices of the Company; or

                             (h) entered into any agreement to do any of the things described in this Section 2.8.


                                            -4-

                                   Page 13 of 38


                        2.9 TAXES. The Company has filed all federal, state and local tax returns and reports required to have been filed with respect to the operations, income or assets of the Company. The Company has paid all taxes and assessments which have become due pursuant thereto or as reflected thereon, and any interest and penalties with respect thereto, other than assessments which are being contested by the Company in good faith by appropriate proceedings diligently pursued.

                        2.10 CONTRACTS AND OTHER AGREEMENTS. To the best of Seller's knowledge, except as set forth on Schedule 2.10,
              (a) all material contracts, guarantees, promissory notes and other agreements to which the Company is a party or by which or to which it or its assets or properties are bound or subject (collectively the "Contracts") were entered into in bona fide transactions in the ordinary course of business and are in full force and effect, (b) the Company has not been found to be in material default under any of the Contracts, (c) no facts exist or events have occurred which would, after notice or lapse of time or both, constitute a material default by the Company under any of the Contracts, and (d) the consummation of the transactions contemplated by this Agreement will not result in a material default under any Contract.

                        2.11 REAL PROPERTY LEASES. The Company owns no real property. To the best of Seller's knowledge, except as set forth on Schedule 2.11, all leases, subleases or other agreements under which the Company is lessee of any real property are in full force and effect, the Company has not received any notice of any material default thereunder, and no facts exist or events have occurred which would, after notice or lapse of time or both, constitute a material default under any such lease, sublease, or other agreement.

                        2.12 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. The Company has good title to all of its proper-ties and assets which it purports to own, whether real, per-sonal, tangible or intangible, including all property reflected in the Balance Sheet and those acquired since the Balance Sheet Date (except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens and encumbrances, other than (a) any liens for taxes not yet delin-quent or being contested in good faith by appropriate pro-ceedings, and (b) the matters set forth on the attached
              Schedule 2.12. Except as set forth on Schedule 2.12, the Company has valid and enforceable leasehold interests under all equipment leases used in the Business, and to the best of Seller's knowledge, there is no material default (or event which with notice or lapse of time or both would constitute a material default) on the part of the Company under any of such leases.



                                            -5-


                                   Page 14 of 38


                        2.13 EMPLOYEE MATTERS. Over the past six years, the Company (a) has not been a party to any collective bargaining agreements, (b) has not experienced any labor disputes or work stoppages due to labor disagreement with respect to the operation of the Business, and (c) has not experienced any union organizing efforts of a substantial nature. The Company currently has no pension, profit-sharing, or other benefit plans governed by the Employee Retirement Income Security Act of 1974, except for one profit-sharing plan.

                        2.14 LITIGATION. Except as set forth on the attached Schedule 2.14, the Company has not received service or other written notice of any litigation, action, suit, proceeding or investigation presently pending (and, to the best of Seller's knowledge, threatened) against or affecting the Company, its properties, or the Business, or which would restrict or prohibit the consummation of the transactions contemplated by this Agreement.

                        2.15 CONDITION OF TANGIBLE ASSETS. To the best of Seller's knowledge, all tangible assets of the Company which are material to the operation of the Business are in good working order, normal wear and tear excepted.

                        2.16 AUTHORITY AND ENFORCEABILITY. Seller has all requisite corporate power and corporate authority to enter into, deliver and consummate this Agreement, and has taken all corporate action required to authorize and enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies.

                        2.17 NO VIOLATION OF LAW AND AGREEMENTS. The exe-cution, delivery and performance of this Agreement by Seller do not and will not conflict with or violate any provision of Seller's articles of incorporation or bylaws, and do not and will not conflict with, violate, result in a breach of, or cause a default under, (a) any provision of any federal, state or local law or regulation relating to the business or assets of Seller or the Company, (b) any provision of any order, arbitration award, judgment or decree to which Seller or the Company, or Seller's or the Company's properties, is subject, or (c) except as set forth in the Disclosure Schedule, any provision of any material agreement or instrument to which Seller or the Company, or Seller's or the Company's properties, is subject.



                                            -6-

                                   Page 15 of 38


                        2.18  CONSENTS REQUIRED.  Except as set forth on
              Schedule 2.18, the execution, delivery and performance of this Agreement by Seller do not require Seller to obtain any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority.

                        2.19 INSURANCE. All existing insurance policies owned or held by the Company or covering the Business, property or assets of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, no notice of cancellation or termination has been received by the Company with respect to any such policy, and no such policy will terminate or lapse by reason of the transactions contemplated by this Agreement.

                        2.20 COMPLIANCE WITH LAW. To the best of Seller's knowledge, the Company has complied, and is now complying, in all material respects with all applicable federal, state and local laws, ordinances, rules, and regulations, including but not limited to all health and safety laws. To the best of Seller's knowledge, the Company has obtained all consents, permits, approvals, and licenses, and has made all filings, in each case as are necessary for the conduct of the Business, and they are all in full force and effect.

                        2.21 ENVIRONMENTAL MATTERS. To the best knowledge of Seller, the Company has complied in all material respects with (a) all permits, licenses, and authorizations required with respect to the Company or the Business under federal, state, and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the production, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and
              (b) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated or approved thereunder with respect to the Company or the Business. To the best of Seller's knowledge, there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or threatened against the Company with respect to the Business and relating in any way to such environmental laws or any regulation, code, plan, order,


                                            -7-

                                   Page 16 of 38


              decree, judgment, injunction, notice, or demand letter issued, entered, promulgated or approved thereunder.

                        2.22 NO BROKER. No broker or finder has acted, directly or indirectly, for Seller or the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder or other person acting for Seller or the Company is entitled to any brokerage or finder's fee or other commission in respect thereof.

                        2.23 BOOKS AND RECORDS. The books of account and other financial records of the Company are complete and correct, and have been maintained in accordance with sound business and accounting practices.

                        2.24 DISCLOSURE. No representation or warranty by Seller contained in this Agreement or in respect of the Schedules, lists or other documents delivered to Buyer by Seller and referred to herein, and no statement contained in any certificate furnished by or on behalf of Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain, as of the date such representation or warranty is made or such certificate is furnished, any untrue statement of a material fact, or omits to state, as of the date such representation or warranty is made or such certificate is furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                         ARTICLE 3
                          REPRESENTATIONS AND WARRANTIES OF BUYER
                          ---------------------------------------
                        Buyer hereby represents and warrants to Seller as
              follows:

                        3.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its assets, properties and business, and to carry on its business as now being conducted. All of the issued and outstanding stock of Buyer is owned by Richard H. Loeffler, a United States citizen residing in California.

                        3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Buyer has concurrently delivered to Seller true and complete copies of the Certificate of Incorporation and Bylaws of Buyer in effect on the date hereof.

                        3.3 AUTHORITY AND ENFORCEABILITY. Buyer has all requisite corporate power and corporate authority to enter


                                            -8-

                                   Page 17 of 38


              into, deliver and consummate this Agreement, and has taken all corporate action required to authorize and enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies.

                        3.4  CONSENTS AND APPROVALS; NO VIOLATION.

                             (a) The execution, delivery and performance of this Agreement by Buyer do not require Buyer to obtain any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or entity or any public, governmental or judicial authority.

                             (b) The execution, delivery and performance of this Agreement by Buyer do not and will not conflict with or violate any provision of Buyer's certificate of incorporation or bylaws, and do not and will not conflict with, violate, result in a breach of, or cause a default under (i) any provision of any federal, state or local law or regulation relating to the business or assets of Buyer,
                   (ii) any provision of any order, arbitration award, judg-ment or decree to which Buyer or its properties is sub-ject, or (iii) any provision of any material agreement or instrument to which Buyer or its properties is subject.

                        3.5 NO BROKER. No broker or finder has acted, directly or indirectly, for Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder or other person acting for Buyer is entitled to any brokerage or finder's fee or other commission in respect thereof.

                        3.6 INVESTMENT INTENT. Buyer is purchasing the Shares of Common Stock for its own account for investment and with no present intention of distributing or reselling such Shares or any part thereof. Buyer understands that the issuance and sale of the Shares to be purchased by Buyer hereunder have not been, and will not be, the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") by reason of specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyer's representations as expressed herein. Buyer understands that in addition to not being registered under the Securities Act, the


                                            -9-

                                   Page 18 of 38


              Shares to be purchased hereunder are not qualified under any state securities laws, that any disposition of such Shares is subject to restrictions imposed by federal and state law, and that the certificates representing such Shares should bear a restrictive legend. Buyer understands that no federal or state governmental agency has made a finding or determination relating to such Shares and that no such agency has or will recommend or endorse such Shares.

                        3.7 NO LITIGATION. Buyer has not received service or other written notice of any litigation, action, suit, proceeding or investigation presently pending (and, to the best knowledge of Buyer, threatened) which would restrict or prohibit the consummation of the transactions contemplated by this Agreement.


                                         ARTICLE 4
                                 COVENANTS AND AGREEMENTS
                                 ------------------------
                        4.1 EXPENSES. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, advisors, and accountants. Seller acknowledges and agrees that it, and not the Company, shall pay Seller's counsel.

                        4.2 FURTHER ASSURANCES. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                        4.3 RESIGNATION. Concurrently with the Closing, Seller shall cause each of the Company's directors to resign.

                        4.4  NEW PROMISSORY NOTE.

                             (a) Concurrently with the Closing, Buyer shall cause the Company to enter into (i) the Promissory Note ("Promissory Note") to Seller in the form of the attached
                   Exhibit 4.4(a)(i), and (ii) the Security Agreement ("Security Agreement") to Seller in the form of the attached Exhibit 4.4(a)(ii) and any related financing statement (and Seller shall enter into such Security Agreement and financing statement).

                             (b)  As set forth in the Security Agreement,
                   Seller will agree to subordinate the Promissory Note and the lien of the Security Agreement to new third-party institutional commercial lenders of the Company which are



                                            -10-

                                   Page 19 of 38


                   secured by a perfected security interest lien in substantially all of the assets of the Company.

                        4.5 NEW SUPPLY AGREEMENT. Concurrently with the Closing, Buyer shall cause the Company to enter into, and Seller shall cause Certified Grocers of California, Ltd., ("Certified") to enter into, the Supply Agreement in the form of the attached Exhibit 4.5 (the "Supply Agreement"). As contemplated in Section 5(b) of the Supply Agreement, promptly following the Closing, Buyer will cause the Company, and Seller will cause Certified, to prepare a mutually agreeable joint marketing plan for the Company, which such approved plan Buyer will cause the Company to immediately implement.

                        4.6 RIGHTS AGREEMENT. Concurrently with the Closing, both Buyer and Seller shall enter into, and Buyer shall cause the Company to enter into, the Rights Agreement (the "Rights Agreement") in the form of the attached
              Exhibit 4.6.

                        4.7 ORGANIZATIONAL DEVELOPMENT. Buyer hereby agrees that on and after the Closing, Buyer shall cause the Company to hire, develop and maintain, so long as the Supply Agreement is in effect, key management personnel and adequate sales personnel in order to fulfill the joint marketing plan referenced in Section 4.5 above.

                        4.8  RECEIVABLES.

                             (a)  Within ten (10) days after the Closing,
                   each of the accounts receivable of the Company which exist on the date of the Closing (collectively the "Receivables") shall be mutually identified and set forth on a mutually-agreed-to list.

                             (b) For a period of six (6) months after the date of the Closing (the "Collection Period"), Buyer shall cause the Company, at its expense, to use its best efforts in the collection of the Receivables, utilizing the Company's normal collection efforts and procedures in the ordinary course of business, which efforts and procedures must be at least those as were in place just prior to the Closing. During the Collection Period, the Company shall not utilize a collection agency or initiate litigation or arbitration actions against a customer regarding such customer's Receivables without the prior written consent of Seller.

                             (c) During the Collection Period, Buyer hereby agrees that if any of the Receivables is or becomes sixty
                   (60) or more days past due, Buyer shall cause the Company
                   (i) to place such customer on a C.O.D. basis until all Receivables owed by that customer to the Company are paid


                                            -11-

                                   Page 20 of 38


                   in full, and (ii) upon the written request of Seller, to cease selling goods and services to such customer until all Receivables owed by that customer to the Company are paid in full.

                             (d)  Buyer hereby agrees that during the
                   Collection Period, Buyer shall insure that (i) all collections received by the Company (other than C.O.D. payments) from and after the Closing from or on behalf of a customer owing any of the Receivables shall be applied first to the principal amount outstanding of such customer's Receivables on an oldest-outstanding-invoice-first basis (PROVIDED, HOWEVER, that such invoice is not then in dispute between such customer and the Company),
                   (ii) the Company shall not compromise the amount owed under any Receivable without the prior written consent of Seller, (iii) the Company shall provide to Seller copies of all customer payments, aging reports and other documents and reports relating to the Receivables, and
                   (iv) the Company shall provide to Seller reasonable access, during normal business hours, to the Company's collection personnel and books and records regarding the Receivables.

                             (e) At the end of the Collection Period, Buyer shall cause the Company (i) to prepare and deliver to Seller an accounting with regard to the Receivables, showing payments made and balances due (the "Unpaid Receivables"), (ii) to deliver an assignment to Seller of the Unpaid Receivables in such form as is reasonably requested by Seller, and (iii) to deliver to Seller all books, records, and documents relating to such Unpaid Receivables. Concurrently therewith, Seller shall deliver to the Buyer's lender, Congress Financial Corporation (Western), a check, payable (at the direction of Buyer) directly to Buyer's lender, Congress Financial Corporation (Western), in the net amount of the Unpaid Receivables (i.e., gross amount less the applicable bad debt reserve of $30,509 which was established prior to the Closing). Seller agrees that the amount of such check shall not be subject to offset, claim or defense by Seller, and shall be paid even if Buyer or the Company is in default under any obligations owed to Seller or its affiliates.

                        4.9 PHYSICAL INVENTORY. Approximately one (1) week after the Closing, a "wall-to-wall" physical inventory of the Company will be taken by the Company (at its expense), which inventory will be observed by a representative of Buyer (at Buyer's expense) and by a representative of Seller (at Seller's expense). Richard H. Loeffler (representing Buyer) and David Knutson (representing Seller) shall, in good faith, reach mutual agreement on such Closing inventory and the value thereof (based on the lower of cost or market). In the event


                                            -12-

                                   Page 21 of 38


              that such Closing inventory value is less than the Closing book value of the inventory on the books of the Company, Seller shall deliver a check to Buyer's lender, Congress Financial Corporation (Western), in the amount of such difference. Buyer hereby agrees that such check shall be made payable directly to Buyer's lender, Congress Financial Corporation (Western). Seller agrees that the amount of such check shall not be subject to offset, claim, or defense by Seller, and shall be paid even if Buyer or the Company is in default under any obligations owed to Seller or its affiliates.

                        4.10 HAWAII DISLOCATED WORKERS STATUTE.  Buyer hereby
              agrees that Buyer shall not seek indemnity from Seller in connection with any liability or obligation arising under the Hawaii Dislocated Workers Statute (Chapter 394B, Hawaii Revised Statutes and the related regulations) created by or arising from this transaction or any termination of the Company's employees on or after the Closing; PROVIDED, HOWEVER, that Seller shall be liable under such statute and regulations with regard to the termination on the day after the Closing of Wayne Yamada and Kyle Kuroda.

                        4.11 SUBLEASE.  Concurrently with the Closing, Buyer
              shall cause the Company to enter into, and Seller shall enter into, the Sublease in the form of the attached Exhibit 4.11 (the "Sublease"). Concurrently with the Closing, Seller shall deliver to Buyer's lender, Congress Financial Corporation (Western), a Landlord Waiver in such form as is acceptable to Seller and such lender.

                        4.12 INSURANCE.  As an accommodation to Buyer, Seller
              agrees to maintain the current insurance coverage for the Company for up to twenty (20) days after the Closing, with the cost of such insurance for such period to be borne by Buyer and the Company. Insurance proceeds shall be payable to Buyer's lender, Congress Financial Corporation (Western), and where appropriate, a BFU 438 endorsement shall be attached to the policy. During such period, Buyer will cause the Company to acquire its own insurance. At the end of such 20-day period, Seller shall cancel such insurance without liability.


                                         ARTICLE 5
                                        SURVIVAL OF
                              REPRESENTATIONS AND WARRANTIES
                              ------------------------------
                        The respective representations and warranties of
              Buyer and Seller contained herein or in any certificate, schedule or other document delivered prior to or at the Closing in connection with this Agreement shall survive the Closing for a period of one (1) year after the Closing, except for (a) the representation and warranty in Section 2.9 above (relating to taxes) shall survive for the relevant statute of limitations


                                            -13-

                                   Page 22 of 38


              period under the Internal Revenue Code, and (b) the representation and warranty in Section 2.4 above (relating to title) shall survive forever.


                                         ARTICLE 6
                                      INDEMNIFICATION
                                      ---------------
                        6.1 INDEMNIFICATION BY SELLER. Seller hereby agrees to defend, indemnify and hold harmless Buyer (and its directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all claims, causes of action, losses, deficiencies, liabilities, damages, assess-ments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision), caused by, resulting from or arising out of:

                             (a) breaches of any representation and warranty hereunder on the part of Seller;

                             (b)  any failure by Seller to perform or
                   otherwise fulfill any undertaking or other agreement or obligation hereunder; and

                             (c)  any and all actions, suits, disputes,
                   claims, demands or administrative, governmental, regulatory, arbitral or mediation proceedings, incident to any of the foregoing or such indemnification.

                        6.2 INDEMNIFICATION BY BUYER. Buyer hereby agrees to defend, indemnify and hold harmless Seller (and its directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all claims, causes of action, losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision), caused by, resulting from or arising out of:

                             (a) breaches of any representation and warranty hereunder on the part of Buyer;

                             (b)  any failure by Buyer to perform or
                   otherwise fulfill any undertaking or other agreement or obligation hereunder;

                             (c)  any liabilities of the Company arising
                   after the Closing, other than those liabilities for which Seller would be responsible due to its breach of a Seller representation or warranty in this Agreement; and


                                            -14-

                                   Page 23 of 38



                             (d)  any and all actions, suits, disputes,
                   claims, demands or administrative, governmental, regula-tory, arbitral or mediation proceedings, incident to any of the foregoing or such indemnification.

                        6.3 CLAIMS. All claims for indemnification of a party entitled to indemnification under Sections 6.1 or 6.2 above ("Indemnitee") by the party responsible under the applicable Sections 6.1 or 6.2 above to provide such indemnification ("Indemnitor") shall be asserted and resolved as follows:

                             (a) In the event that any claim or demand for which Indemnitor would be liable to Indemnitee hereunder is asserted against or sought to be collected from Indemnitee by a third party, Indemnitee shall promptly notify Indemnitor in writing of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (collectively the "Claim Notice"). The failure by Indemnitee to give such prompt notice to Indemnitor shall not relieve Indemnitor from liability under this Article 6 except to the extent that such failure results in financial harm to Indemnitor due to the inability to timely defend such action. Indemnitor shall notify Indemnitee promptly (i) whether or not Indemnitor disputes the liability of Indemnitor to Indemnitee hereunder with respect to such claim or demand and (ii) whether or not Indemnitor desires, at the sole cost and expense of Indemnitor, to defend Indemnitee against such claim or demand. Subject to clause (b) below, in the event that Indemnitor notifies Indemnitee that it desires to defend Indemnitee against such claim or demand, Indemnitor shall have the right to defend by appropriate proceedings, provided that Indemnitor and its counsel (which counsel must be approved by Indemnitee, such approval not to be unreasonably withheld) shall proceed with diligence and good faith with respect thereto. If Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. Indemnitor shall not settle such claim or demand without prior reasonable consultation with Indemnitee and without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld).

                             (b)  If, in the reasonable opinion of
                   Indemnitee, notice of which shall be given in writing to Indemnitor, Indemnitee reasonably determines in good faith that its interests with respect to such claim or demand described in Section 6.3(a) above cannot appropriately be


                                            -15-

                                   Page 24 of 38


                   represented by Indemnitor due to a conflict of interest, then Indemnitee shall have the right to assume control of the defense of such claim or demand and the amount of any judgment or settlement together with the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of Indemnitor hereunder; PROVIDED, HOWEVER, that no settlement of such claim or demand may be made without prior reasonable consultation with Indemnitor and without the prior written consent of Indemnitor (which consent shall not be unreasonably withheld). If Indemnitee should elect to exercise the right under this clause (b), Indemnitor shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of Indemnitor.

                             (c) In the event Indemnitee should have a claim against Indemnitor hereunder which does not involve a claim or demand being asserted against or sought to be collected from Indemnitee by a third party, then Indemni-tee shall promptly send a Claim Notice with respect to such claim to Indemnitor. Such notice shall specify in detail the nature of the claim, the provision of this Agreement under which it arises, and the amount or esti-mated amount thereof. If Indemnitor does not notify Indemnitee in writing within 30 days from the receipt of the Claim Notice that Indemnitor disputes such claim, the amount of such claim shall be conclusively deemed a liability of Indemnitor hereunder. If Indemnitor does dispute such claim in writing to Indemnitee within such 30-day period, then Indemnitee may pursue its legal remedies with regard to such claim against Indemnitor.

                             (d) Regardless of which party is controlling the defense of any claim, (i) both Indemnitor and Indemnitee shall act in good faith, (ii) in the case of a third-party claim, the controlling party shall deliver, or cause to be delivered, to the other party, copies of all correspondence, studies, reports, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the third-party claim or demand and with the defense of any such claim or demand, and timely notices of, and the right to participate in (as an observer), any hearing or other court proceeding relating to such claim or demand, and (iii) in the case of a third-party claim, the other party shall cooperate fully with the controlling party with respect to access to books, records, or other documentation within such other party's direct or indirect control, if deemed necessary or appropriate by the controlling party in the defense of any claim or demand.




                                            -16-

                                   Page 25 of 38


                             (e)  If Indemnitor does not elect under Sec-
                   tion 6.3(a) above to defend Indemnitee, or if Indemnitor elects to defend Indemnitee but does not proceed with diligence and in good faith, then Indemnitee shall have the right to take over control of any defense and settle-ment of such claim or demand (and shall, so long as any legal rights are not jeopardized, notify Indemnitor not less than ten (10) days in advance of the reasons for the defense being taken over), and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of Indemnitor hereunder. No settlement of such claim or demand may be made without prior reasonable consultation with Indemnitor and without the prior written consent of Indemnitor (which consent shall not be unreasonably withheld).

                             (f) After payment by the Indemnitor of a claim, then Indemnitor shall, unless prohibited by law or contract, be subrogated to the rights of Indemnitee against any third party.

                        6.4  LIMITATIONS.

                             (a)  Indemnitee shall not be permitted to
                   enforce any claim for indemnification under this Article 6 until the aggregate amount of such losses for which indemnity is claimed exceeds $20,000. Once such aggregate losses claimed by Indemnitee exceed such threshold amount, then all such losses over such $20,000 amount may be sought by Indemnitee under this Article 6. The $20,000 amount shall not apply to the amounts payable to Buyer and Buyer's lender, Congress Financial Corporation (Western), under Sections 4.8(e) and 4.9 above.

                             (b) Anything in this Agreement to the contrary notwithstanding, the maximum aggregate amount for which Seller may be liable to Buyer under this Article 6 shall in no event exceed the amount of the Purchase Price.

                        6.5 EXCLUSIVE REMEDY. Except as otherwise provided in this Agreement, Buyer's sole and exclusive remedy against Seller for any breach of a representation, warranty or covenant of Seller in this Agreement, or for the failure of Seller to perform or comply with any agreement made by Seller in this Agreement, and Seller's sole and exclusive remedy against Buyer for any breach of a representation, warranty or covenant of Buyer in this Agreement, or for the failure of Buyer to comply with any agreement made by Buyer in this Agreement, shall be a claim for indemnification made pursuant to and subject to the terms and conditions of this Article 6.

                        6.6 DIRECTED PAYMENT. In the event that Buyer is entitled to recovery from Seller under this Section 6 because


                                            -17-

                                   Page 26 of 38


              of Seller's breach of Sections 2.9 or 2.12 above, then the parties hereto hereby agree that payment therefor shall be made by Seller to Buyer's lender, Congress Financial Corporation (Western) without offset by Seller.


                                         ARTICLE 7
                                       MISCELLANEOUS
                                       -------------
                        7.1 ENTIRE AGREEMENT. This Agreement (together with the Schedules and Exhibits attached hereto) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto (including the letter of intent dated February 14, 1996). No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.


                        7.2 AMENDMENT. This Agreement may be modified, amended, superseded, or cancelled only by a written instrument signed by each of the parties hereto (PROVIDED, HOWEVER, that Sections 4.8(e) and 4.9 above may not be amended unless Buyer's lender, Congress Financial Corporation (Western), also agrees in writing), and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the party to be bound by any such waiver.

                        7.3 SEVERABILITY. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

                        7.4 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

                        7.5 COUNTERPARTS. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.


                                            -18-

                                   Page 27 of 38



                        7.6 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally or sent by facsimile transmission (confirmed electronically), on the date given,
              (b) if delivered by a courier express delivery service, on the date of delivery, or (c) if by certified or registered mail, postage prepaid, return receipt requested, five (5) days after mailing, to each of the parties hereto, their successors in interest or their assignees at the addresses listed beneath such party's signature to this Agreement, or at such other addresses as such party may designate by written notice in the manner aforesaid.

                        7.7 GOVERNING LAW. This Agreement is made under and shall be construed pursuant to the laws of the State of California (excluding principles of conflict of laws). In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

                        7.8 ATTORNEYS' FEES AND COSTS. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and costs incurred in litigating, arbitrating, or otherwise settling or resolving such dispute.

                        7.9 DISPUTE RESOLUTION. All disputes arising under this Agreement that cannot be amicably resolved shall be settled by binding arbitration in Honolulu, Hawaii, and judgment upon the award rendered may be entered in any court having jurisdiction thereof; PROVIDED, HOWEVER, that if equitable relief is sought (including injunctive relief) by a party hereto for a breach of this Agreement, then the non-breaching party may, in its sole discretion, enforce such rights or seek such equitable relief by court action. Except as provided below, the arbitration shall proceed in accordance with the laws of the State of California. Any party requesting arbitration shall serve a written demand for arbitration on the other party by registered or certified mail. The demand shall set forth a statement of the nature of the dispute, the amount involved and the remedies sought. No later than twenty (20) calendar days after a demand for arbitration is served, the parties shall jointly select and appoint a retired judge of the Hawaiian trial courts to act as the arbitrator. In the event that the parties do not agree on the selection of an arbitrator, the party seeking arbitration shall apply to the Hawaiian trial court in Honolulu, Hawaii, for appointment of a retired judge to serve as an arbitrator. No later than ten
              (10) calendar days after appointment of an arbitrator, the parties shall jointly prepare and submit to the arbitrator a set of rules for arbitration. In the event that the parties


                                            -19-

                                   Page 28 of 38


              cannot agree on the rules for the arbitration, the arbitrator shall establish the rules. No later than ten (10) calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing, which shall be in the English language, shall commence no later than one hundred twenty (120) calendar days after the arbitrator is appointed and shall continue from day to day until completed. The arbitrator shall issue his or her award in writing no later than twenty (20) calendar days after the conclusion of the hearing. The arbitration award shall be final and binding regardless of whether any party fails or refuses to participate in the arbitration. The arbitrator is empowered to hear and determine all disputes between the parties hereto concerning the subject matter of this Agreement, and the arbitrator may award money damages, punitive damages, injunctive relief, specific performance, rescission, restitution, costs, and attorneys' fees. In the event that any party serves a proper demand for arbitration under this Agreement, all parties may pursue discovery in accordance with California Code of Civil Procedure Section 1283.05, the provisions of which are incorporated herein by reference, with the following exceptions: (a) The parties hereto may conduct all discovery, including depositions for discovery purposes, without leave of the arbitrator; and (b) all discovery shall be completed no later than the commencement of the arbitration hearing or one hundred twenty (120) calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause the arbitrator extends or shortens that period. The arbitrator shall not have the power to amend this Agreement in any respect.

                        7.10 WAIVER.  The waiver by any of the parties
              hereto, express or implied, of any right under this Agreement or any failure to perform under this Agreement by any other party, shall not constitute or be deemed a waiver of any other right under this Agreement by such other party, whether of a similar or dissimilar nature.

                        7.11 SUCCESSORS.  This Agreement shall be binding
              upon and inure to the benefit of the parties hereto and their respective heirs, representatives, assignees or successors in interest; PROVIDED, HOWEVER, that (a) any claims which Buyer may have against Seller under this Agreement may be brought only by Buyer and not by an assignee of Buyer, and (b) an assigning party shall continue to be bound to all of its obligations under this Agreement.

                        7.12 SCHEDULES.  The Disclosure Schedule and the
              Exhibits are made a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, paragraphs, Exhibits, and Schedules shall be deemed references



                                            -20-

                                   Page 29 of 38


              to such parts of this Agreement, unless the context shall otherwise require.

                        7.13 PUBLICITY.  Each of Seller and Buyer will
              consult with the other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior approval of the other party hereto, except as otherwise required by law. Buyer's lender, Congress Financial Corporation (Western), may publish an advertising "tombstone" regarding their financing of the Buyer in this transaction only in such form as is mutually agreed to in advance by both Buyer and Seller.

                        IN WITNESS WHEREOF, the parties hereto have caused
              this Agreement to be signed by each of such parties as of the date first above written.


                                  RHL MANAGEMENT GROUP, INC.


                                  By: /s/ Richard H. Loeffler
                                     -----------------------------------
                                         Richard H. Loeffler, President

                                  Address:  9903 Santa Monica Blvd.
                                            Suite 287
                                            Beverly Hills, CA 90212
                                            FAX: (____) ____________


                                  GROCERS SPECIALTY COMPANY


                                  By: /s/ D. A. Woodward
                                     -----------------------------------
                                     Its: Secretary/Treasurer
                                          ------------------------------
                                  Address:  2601 South Eastern Avenue
                                            Commerce, CA  90040
                                            FAX:  (213) 888-2915












                                            -21-

                                   Page 30 of 38


                               List of Schedules and Exhibits


              Schedule
              --------
              2.7       =    Other Disclosed Liabilities

              2.8       =    Changes

              2.10      =    Contract Exceptions

              2.11      =    Lease Exceptions

              2.12      =    Liens and Encumbrances

              2.14      =    Litigation

              2.18      =    Consents







              Exhibit
              -------
              4.4(a)(i)      =    Promissory Note

              4.4(a)(ii)     =    Security Agreement

              4.5            =    Supply Agreement

              4.6            =    Rights Agreement

              4.11           =    Sublease



















                                            -22-

                                        Schedule 2.7

                                Other Disclosed Liabilities



              None
















































                                     Sch. 2.7 - Page 1

                                        Schedule 2.8

                                          Changes


              1. The Company made a stock dividend to Seller, consisting of 1,000 shares of preferred stock, on May 17, 1996.

              2. The Company made a stock dividend to Seller, consisting of the Warrant, on May 18, 1996.

              3. The personnel headcount for the Company has decreased slightly.










































                                     Sch. 2.8 - Page 1

                                       Schedule 2.10

                                    Contract Exceptions


              1. With the concurrence of Buyer, neither Seller nor the Company have notified any equipment lessor with regard to this transaction. Therefore, no consent to this transaction has been obtained from such lessors. Not obtaining such consent may constitute a default by the Company under the applicable equipment lease.

              2. Seller has contacted each of the real property landlords and has requested their consent to this transaction. Each landlord has orally consented, and is in the process of obtaining the written consent. They may not be received prior to the Closing. Technically, under the agreements, until such written consent is received, this transaction would constitute a breach of such agreement.




































                                     Sch. 2.10 - Page 1

                                       Schedule 2.11

                                      Lease Exceptions


              1. Seller has contacted each of the Company's real property landlords and has requested their consent to this transaction. Each such landlord has orally consented, and Seller is in the process of obtaining the signed written consents. Such consents may not be received prior to the Closing. Technically, under the agreements, until such written consent is received, this transaction would constitute a breach of such agreement.










































                                     Sch. 2.11 - Page 1

                                       Schedule 2.12

                                   Liens and Encumbrances


              1.   Incorporated herein are the matters set forth on
                   Schedule 2.10.

              2.   UCC Filings

                   a.   No. 94-215777 of 12/30/94 to IBM Credit Corporation.

                   b. No. 92-016081 of 2/3/92 to Certified Grocers of California, Ltd. and BT Commercial Corporation and Union Bank (a termination statement to be delivered at the Closing).

                   c.   No. 91-113508 of 8/21/91 to GECC Financial
                        Corporation.

                   d. All UCC Financing Statements filed by Buyer's lender, Congress Financial Corporation (Western).

































                                     Sch. 2.12 - Page 1

                                       Schedule 2.14

                                         Litigation


              1. Wrongful termination lawsuit brought by a former employee, Julian Madamba, asserting, among other things, wrongful discharge and discrimination. Local counsel recommends settlement in the $50,000-$80,000 range.














































                                     Sch. 2.14 - Page 1

                                       Schedule 2.18

                                          Consents


              1.   Incorporated herein are the matters set forth in
                   Schedule 2.10.
















































                                     Sch. 2.18 - Page 1